UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - April 5, 2006

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 8.01.	Other Events

The Board of Directors of Peoples Financial Services Corp. authorized the continuance of its stock repurchase plan for another year saying it would buy back up to 5% of the outstanding shares, or approximately 150,000 shares, at the market or by negotiation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	/s/	Debra E. Dissinger

Dated: April 5, 2006		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: April 5, 2006		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: April 5, 2006		By: John W. Ord
President/CEO/Chairman

	/s/	Joseph M. Ferretti

Dated: April 5, 2006		By: Joseph M. Ferretti
Vice President/Chief Credit Officer